Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                              EXHIBIT 21.01

                                                              Place of
                                                              Incorporation
                                                              -------------

2325-4022 Quebec Inc.                                         Canada
Accent Cay Holdings Inc.                                      B.V.I.
Adirondack Insurance Company                                  Vermont
Agas Servizi S.r.l.                                           Italy
Amko Service Company                                          Ohio
Argim Limited                                                 Israel
Asian Surface Technologies Pte. Ltd.                          Singapore
Asistir Ltda.                                                 Colombia
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.               China
CBI Investments, Inc.                                         Delaware
CBI Terminal Company                                          Delaware
Chanceller Servicos de Lavanderia Industrial Ltda.            Brazil
Cilbras da Amazonia S.A.                                      Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH               Germany
Companhia Nacional de Carbureto                               Brazil
Consultora Rynuter S.A.                                       Uruguay
Cryo Teruel S.A.                                              Spain
CSF Technology, LLC                                           Delaware
D'Angelo S.p.A.                                               Italy
Doler Kft                                                     Hungary
Domolife S.r.l.                                               Italy
Dorsey Gage Co., Inc.                                         New York
Dryce Italia S.r.l.                                           Italy
Euro Cantley S.A.                                             Colombia
Gases Ensenada S.A.                                           Argentina
Grenslandgas GmbH                                             Germany
Grupo Praxair S.A. de C.V.                                    Mexico
Hielo Seco S.A.                                               Bolivia
Hielogas S.A.                                                 Uruguay
Indugas Holding B.V.                                          Netherlands
Indugas N.V.                                                  Belgium
Indugas Netherland B.V.                                       Netherlands
Indugas Vastgoed B.V.                                         Netherlands
Industria Paraguaya de Gases                                  Paraguay
Ingemedical S.A.                                              Colombia
Innovative Membrane Systems, Inc.                             Delaware
Integrar Comercio e Servicos Industriais Ltda.                Brazil
International Cryogenic Equipment Corporation                 Delaware
Interwest Home Medical, Inc.                                  Utah
Interwest Home Medical-Alaska, Inc.                           Alaska
Interwest Home Medical-Arizona, Inc.                          Arizona
Interwest Home Pharmacy, Inc.                                 Utah
Interwest Medical Equipment Distributors, Inc.                Utah
Julio Pastafiglia & Cia. S.A.                                 Argentina
Kelvin Finance Company Limited                                Ireland
Korea Liquid Carbonic Company, Ltd.                           Korea
Kosmoid Finance                                               Ireland
Kunshan Praxair Co., Ltd.                                     China
L. Clausen & CIA. SRL                                         Uruguay
Liquid Carbonic Corporation                                   Delaware
Liquid Carbonic del Paraguay S.A.                             Paraguay
Liquid Carbonic do Nordeste, S.A.                             Brazil
Liquid Carboinc Industrias S.A.                               Brazil

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                              EXHIBIT 21.01
                                                              (cont'd.)

                                                              Place of
                                                              Incorporation
                                                              -------------

Liquid Carbonic LNG International, Inc.                       Delaware
Liquid Carbonic of Oklahoma, Inc.                             Oklahoma
Liquid Carbonico Colombiana S.A.                              Colombia
Liquid Quimica S.A.                                           Brazil
Logistic Supply Company, LLC                                  Delaware
Magaldi Life                                                  Italy
Malaysian Industrial Gas Company Sdn. Bhd.                    Malaysia
Maxima Air Separation Center Limited                          Israel
Medical Gases S.R.L.                                          Argentina
MetFabCity Inc.                                               Delaware
Neotex Solucoes Ambientais Ltda.                              Brazil
Nitraco N.V.                                                  Belgium
Nitropet, S.A.                                                Mexico
Nitroxide (1993) Production and Marketing Ltd.                Israel
Oak Brook International Insurance Co. Ltd.                    Bermuda
Old Danford S.A.                                              Uruguay
Operadora Perinorte, S.A. de C.V.                             Mexico
Oxigenos Camatagua, C.A.                                      Venezuela
Oxigenos de Colombia Efese S.A.                               Colombia
Oximesa S.L.                                                  Spain
Oxygene Drummond (1991) Ltee                                  Canada
Plainfield, Inc.                                              Delaware
Praxair (China) Investment Co., Ltd.                          China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.                     China
Praxair (Shanghai) Co., Ltd.                                  China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.              China
Praxair (Thailand) Company, Ltd.                              Thailand
Praxair (Wuhan), Inc.                                         China
Praxair (Yueyang) Co., Ltd.                                   China
Praxair Asia, Inc.                                            Delaware
Praxair Argentina S.A.                                        Argentina
Praxair Australia Pty. Ltd.                                   Australia
Praxair B.V.                                                  Netherlands
Praxair Barqisimeto S.A.                                      Venezuela
Praxair Bolivia, S.A.                                         Bolivia
Praxair Canada Inc.                                           Canada
Praxair Carbondioxide Private Limited                         India
Praxair Chemax Semiconductor Materials Co.                    Taiwan
Praxair Chile S.A.                                            Chile
Praxair Comercio e Participacos Ltda.                         Brazil
Praxair e Companhia - Comercio e Servicos                     Portugal
Praxair Costa Rica, S.A.                                      Costa Rica
Praxair Deer Park Cogen, Inc.                                 Delaware
Praxair Distribution, Inc.                                    Delaware
Praxair Distribution Southeast, LLC                           Delaware
Praxair E-Services Private Limited                            India
Praxair Energy Resources, Inc.                                Delaware
Praxair Energy Services, Inc.                                 Delaware
Praxair Espana, S.L.                                          Spain
Praxair Euroholding, S.L.                                     Spain

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                              EXHIBIT 21.01
                                                              (cont'd.)

                                                              Place of
                                                              Incorporation
                                                              -------------

Praxair Foreign Sales Corporation                             Virgin Islands
Praxair G.m.b.H.                                              Germany
Praxair Holding Company                                       Canada
Praxair Holding Espana S.L.                                   Spain
Praxair Holding Latinoamerica, S.L.                           Spain
Praxair Holding N.V.                                          Belgium
Praxair Holdings International, Inc.                          Delaware
Praxair Hydrogen Supply, Inc.                                 Delaware
Praxair Iberica, S.A.                                         Spain
Praxair India Private Limited                                 India
Praxair Iwatani Electronics Gases Co.                         Japan
Praxair K.K.                                                  Japan
Praxair Korea Company Limited                                 South Korea
Praxair Management Services, Inc.                             Delaware
Praxair Mexico, S.A. de C.V.                                  Mexico
Praxair Maritime Company                                      Canada
Praxair MRC S.A.S.                                            France
Praxair N.V.                                                  Belgium
Praxair Pacific Limited                                       Mauritius
Praxair Partnership                                           Delaware
Praxair PC Partnership                                        Canada
Praxair Polska, SP. Z O.O                                     Poland
Praxair Paraguay S.R.L.                                       Paraguay
Praxair Peru S.A.                                             Peru
Praxair Portugal Gases S.A.                                   Portugal
Praxair Produccion Espana, S.L.                               Spain
Praxair Production N.V.                                       Belgium
Praxair Puerto Rico B.V.                                      Netherlands
Praxair Puerto Rico, Inc.                                     Delaware
Praxair S.A.S.                                                France
Praxair S.p.A.                                                Italy
Praxair S. T. Technology, Inc.                                Delaware
Praxair Services et Systemes S.A.                             France
Praxair Services G.m.b.H.                                     Germany
Praxair Shanghai Meishan Inc.                                 China
Praxair Soldadura S.L.                                        Spain
Praxair Sudamerica, S.L.                                      Spain
Praxair Surface Holdings SARL                                 France
Praxair Surface Technologies do Brazil Ltda.                  Brazil
Praxair Surface Technologies Co., Ltd.                        Korea
Praxair Surface Technologies Espana S.A.                      Spain
Praxair Surface Technologies (Europe) S.A.                    Switzerland
Praxair Surface Technologies G.m.b.H.                         Germany
Praxair Surface Technologies, Inc.                            Delaware
Praxair Surface Technologies K.K.                             Japan
Praxair Surface Technologies Ltd.                             United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.             Mexico
Praxair Surface Technologies Pte. Ltd.                        Singapore
Praxair Surface Technologies S.A.                             France
Praxair Surface Technologies S.p.A.                           Italy
Praxair Taiwan Co., Ltd.                                      Taiwan
Praxair Technology, Inc.                                      Delaware

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                              EXHIBIT 21.01
                                                              (cont'd.)

                                                              Place of
                                                              Incorporation
                                                              -------------


Praxair Uruguay S.A.                                          Uruguay
Praxair Venezuela, S.A.                                       Venezuela
Praxair-Ozone, Inc.                                           Delaware
Praxair-Shaogang (Guangdong) Liquified                        China
  Industrial Gases Co., Ltd.
praxair.com inc.                                              Delaware
Praxair & M.I. Services France S.a.r.l.                       France
Praxair & M.I. Services, S.r.l.                               Italy
Production Praxair Canada Inc.                                Canada
Productos Especiales Quimicos, S.A.                           Mexico
Rapidox Gases Industriais Ltda.                               Brazil
RBG Comercio de Metais Ltda.                                  Brazil
Rhee Beheer B.V.                                              Netherlands
Rivoira S.p.A.                                                Italy
S. A. White Martins                                           Brazil
Servicios Energeticos S.A.                                    Chile
Shanghai Praxair-Yidian, Inc.                                 China
Smeding B.V.                                                  Netherlands
TAFA Europe, Ltd.                                             United Kingdom
TAFA Incorporated                                             Delaware
The Weldinghouse, Inc.                                        Ohio
Tianjin Praxair Inc.                                          China
Topaz Consultora S.A.                                         Uruguay
Tradewinds Insurance Limited                                  Bermuda
Transportes Flamingo S/A                                      Peru
Treffers Precision, Inc.                                      Arizona
UCISCO Canada Inc.                                            Canada
UCISCO, Inc.                                                  Texas
Unigas Co., Ltd.                                              B.V.I.
Voets B.V.                                                    Netherlands
Wall Chemicals, Inc.                                          Illinois
Welco-CGI Gas Technologies, LLC                               Delaware
Westair Cryogenics Company                                    Delaware
White Martins Cilindros Ltda.                                 Brazil
White Martins e White Martins Comercio e Servicos             Portugal
White Martins de Camacari S.A.                                Bahia
White Martins e Companhia Comercio e Servicos                 Portugal
White Martins Gases Industriais do Nordeste S.A.              Brazil
White Martins Gases Industriais do Norte S.A.                 Brazil
White Martins Gases Industriais Ltda.                         Brazil
White Martins Investimentos Ltda.                             Brazil
XYZ Distribuidora e Transportadora Ltda.                      Brazil
Zuliana de Oxigenos, C.A.                                     Venezuela